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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63751) pertaining to the 1997 Equity Incentive Plan, the 1997 Employee Stock Purchase Plan, and the 1997 Non-Employee Directors' Stock Option Plan of RiboGene, Inc. of our report dated February 12, 1999, with respect to the financial statements of RiboGene, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                           /s/ Ernst & Young LLP

Palo Alto, California
March 30, 1999